                                                                   EXHIBIT 99.02

                            RESIDUAL VALUE OBLIGATION

          QUARTERLY CERTIFICATE FOR THE QUARTER ENDED DECEMBER 31, 2002

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:                            October 15, 2002  November 15, 2002  December 16, 2002

Allocation Dates during quarter:                                             October 16, 2002  November 18, 2002  December 17, 2002

Payment Date during quarter:                                                                                                     NA

AFCC Amount at beginning of quarter:                                                                              $     525,637,151

AFCC Amount at end of quarter:                                                                                    $     518,971,035

------------------------------------------------------------------------------------------------------------------------------------

ON THE PAYMENT DATE DURING THE QUARTER:

Accrued RVO Payment Amount as of the immediately preceding Allocation Date:                                       $               -

Interest accrued on Accrued RVO Payment Amount since immediately preceding
Allocation Date:                                                                                                  $               -

Accrued RVO Payment Amount as of such Payment Date:                                                               $               -

Number of RVO's outstanding as of the applicable record date                                                      N/A

Payment per RVO:                                                                                                  $               -

------------------------------------------------------------------------------------------------------------------------------------

AS OF THE FIRST ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

    Residual Cash Flow Allocated for current period                                                               $      18,453,848

    Cumulative Residual Cash Flow not covered by allocation (to be carried  forward)                              $               -

    Excess Litigation Reserve allocated:                                                                          $               -

RVO EXPENSES:

    Residual Cash Flow allocated to RVO Expenses:                                                                 $            0.00

    Cumulative RVO Expenses not covered by allocation (to be carried forward):                                    $               -

LITIGATION EXPENSES:

    Residual Cash Flow allocated to Litigation Expenses:                                                          $           (0.00)

    Cumulative Litigation Expenses not covered by allocation (to be carried forward):                             $               -

AFCC AMOUNT:

    AFCC Amount at end of immediately preceding Allocation Date:                                                  $     525,637,151

       plus:  AFCC Interest added on immediately preceding Securitization  Distribution Date:                     $       6,570,464

       less:  Residual Cash Flow allocated to AFCC Amount:                                                        $     (18,453,848)

    AFCC Amount after allocation:                                                                                 $     513,753,767

ACCRUED RVO PAYMENT AMOUNT:

    Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:                           $               -

       plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most
              recent Payment Date on which RVO Payments were made:                                                $               -

    Accrued RVO Payment Amount on such Allocation Date:                                                           $               -

------------------------------------------------------------------------------------------------------------------------------------

AS OF THE SECOND ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

    Residual Cash Flow allocated for current period                                                               $       3,558,226

    Cumulative Residual Cash Flow not covered by allocation (to be carried forward)                               $               -

    Excess Litigation Reserve allocated:                                                                          $               -

RVO EXPENSES:

    Residual Cash Flow allocated to RVO Expenses:                                                                 $               -

    Cumulative RVO Expenses not covered by allocation (to be carried forward):                                    $               -

LITIGATION EXPENSES:

    Residual Cash Flow allocated to Litigation Expenses:                                                          $               -

    Cumulative Litigation Expenses not covered by allocation (to be carried forward):                             $               -

AFCC AMOUNT:

    AFCC Amount at end of immediately preceding Allocation Date:                                                  $     513,753,767

       plus:  AFCC Interest added on immediately preceding Securitization Distribution Date:                      $       6,421,922


       less:  Residual Cash Flow allocated to AFCC Amount:                                                        $      (3,558,226)

    AFCC Amount after allocation:                                                                                 $     516,617,462

ACCRUED RVO PAYMENT AMOUNT:

    Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:                           $               -

       plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most
              recent Payment Date on which RVO Payments were made:                                                $               -

    Accrued RVO Payment Amount on such Allocation Date:                                                           $               -

------------------------------------------------------------------------------------------------------------------------------------

AS OF THE THIRD ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

    Residual Cash Flow allocated for current period                                                               $       4,089,407

    Cumulative Residual Cash Flow not covered by allocation (to be carried forward)                               $               -

    Excess Litigation Reserve allocated:                                                                          $               -

RVO EXPENSES:

    Residual Cash Flow allocated to RVO Expenses:                                                                 $            0.00

    Cumulative RVO Expenses not covered by allocation (to be carried forward):                                    $               -

LITIGATION EXPENSES:

    Residual Cash Flow allocated to Litigation Expenses:                                                          $         (14,739)

    Cumulative Litigation Expenses not covered by allocation (to be carried forward):                             $               -

AFCC AMOUNT:

    AFCC Amount at end of immediately preceding Allocation Date:                                                  $     516,617,462

       plus:  AFCC Interest added on immediately preceding Securitization Distribution Date:                      $       6,457,718

       less:  Residual Cash Flow allocated to AFCC Amount:                                                        $      (4,104,146)

    AFCC Amount after allocation:                                                                                 $     518,971,035

ACCRUED RVO PAYMENT AMOUNT:

    Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:                           $               -

       plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most
              recent Payment Date on which RVO Payments were made:                                                $               -

    Accrued RVO Payment Amount on such Allocation Date:                                                           $               -

-----------------------------------------------------------------------------------------------------------------------------------